Tripartite Agreement on Debt Transfer

Party A: Shenzhen Qianhai Yingxi Industrial Chain Service Co.Ltd

Party B: Shenzhen Bitun Investment Fund Management Co.Ltd

Party C: Hong Zhida

Party A and Party B signed the Loan Agreement on May 1st, 2017. Party A still owes a part of the loan to Party B. Now, Party A, Party B and Party C agree on the following items of the agreement on the repayment issue:

1.	Party A, party B and party C confirm that, according to the loan agreement, Party A owed 11.480.500 RMB to Party B (referred to as ‘debt’ further on this document) by the date of July 31, 2018.

2.	Party A, party B and party C agree that, from the date the agreement, Party A transferred the debts to Party C who takes over the responsibility for the debt repayment.

3.	Party B approves that Party C must manage to pay off all the debts by the date of December 30, 2018.

4.	After the present agreement, the debtor-creditor relationship between Party A and party B will end. Party B shall not claim any debt to party A after this agreement. Any other debt between party A and party C arising from this tripartite transfer agreement, shall be handled by both parties through settlement.

5.	The present agreement will become effective after Party A, Party B, and Party C sign this paper. If the present agreement fails to solve arising problems in the future, Party A, Party B, and Party C shall make a supplementary agreement.

6.	If any disagreement related with this contract occurs, the three parties should have a mutual negotiation in order to solve the problem. If the negotiation fails, all the parties should agree to apply to the Shenzhen Arbitration Commission for arbitration.

7.	This agreement should be duplicated into 3 copies. Each party should hold one copy of this agreement.

8.	This agreement is attached by The above mentioned ‘Loan Agreement’.

Stamp and Signature page

Party A

Date

Party B

Date

Party C

Date